Industry Canada
Canada Business Corporations Act

ELECTRONIC TRANSACTION REPORT

ARTICLES OF INCORPORATION (SECTION 6)

Processing Type -  E-Commerce

1. Name of Corporation

Hi Ho Silver Resources Inc.

2. The province or territory in Canada where the registered office is to be situated -

ON

3. The classes and any maximum number of shares that the corporation is authorized to issue -

The annexed Schedule 1 is incorporated in this form.

4. Restrictions, if any, on shares transfers -

The annexed Schedule 2 is incorporated in this form.

5. Number (or minimum and maximum number) of directors -

Minimum: 1  Maximum: 7

6. Restrictions, if any, on business the corporation may carry on -

The annexed Schedule 3 is incorporated in this form.

7. Other provisions, if any -

The annexed Schedule 4 is incorporated in this form.

8. Incorporators -

Name(s)	Address (including postal code)	Signature

FRED FISHER	1226 CORNERBROOK PL.	FRED FISHER
MISSISSAUGA, ONTARIO
CANADA L5C 3J4

Schedule 1

ATTACHED TO FORM 1 ARTICLES OF INCORPORATION OF

Hi Ho Silver Resources Inc.
(the "Corporation")

The Corporation is authorized to issue an unlimited number of Common shares and an unlimited number of Preferred shares. The Common and Preferred Shares have the following rights and restrictions:

(a) The holders of the Common shares shall be entitled to receive notice of, to attend and to vote at meetings of the members of the Corporation.

(b) The Preferred shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

(i)	the Corporation may issue Preferred shares in one or more series.

(ii)	the Directors may by resolution alter the Articles of the Corporation to fix the number of shares in, and determine the designation of the shares of, each series of Preferred shares.

(iii)	the Directors may by resolution alter the Articles of the Corporation to create, define and attach special rights and restrictions to the shares of each series.

Initials: _____

Schedule 2

ATTACHED TO FORM 1 ARTICLES OF INCORPORATION OF

Hi Ho Silver Resources Inc.
(the "Corporation")

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

(a)
the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR

(b)
the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

The foregoing paragraph shall cease to apply at such time as the directors of the Corporation determine it to be in the best interests of the Corporation to effect an offering of its securities to the public, said determination to be conclusively deemed to have been made at such time as the Board of Directors pass a resolution providing for the issuance of securities, of the Corporation to the public.

Initials: _____

Schedule 3

ATTACHED TO FORM 1 ARTICLES OF INCORPORATION OF

Hi Ho Silver Resources Inc.
(the "Corporation")

None.

Initials: _____

Schedule 4

ATTACHED TO FORM 1 ARTICLES OF INCORPORATION OF

Hi Ho Silver Resources Inc.
(the "Corporation")

(a) The number of shareholders in the Corporation, exclusive of employees and former employees who, while employed by the Corporation were, and following the termination of that employment, continue to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered holders of one or more shares being counted as one shareholder.

(b) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(c) The foregoing paragraphs (a) and (b) shall cease to apply at such time as the directors of the Corporation determine it to be in the best interests of the Corporation to effect an offering of its securities to the public, said determination to be conclusively deemed to have been made at such time as the Board of Directors pass a resolution providing for the issuance of securities, of the Corporation to the public.

(d) The Corporation may purchase or otherwise acquire shares issued by it.

(e) The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.

(f) If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:

(i)	borrow money upon the credit of the Corporation;

(ii)	issue, reissue, sell or pledge debt obligations of the Corporation;

(iii)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(iii)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

Initials: _____